UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification Number)	Identification Number)

2026 MCGAW AVE.
IRVINE, CALIFORNIA 92614
(Address of principal executive offices)

Registrant's telephone number, including area code: 949-428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre—commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 13, 2005, the Board of Directors of Composite Technology Corporation (the "Company") approved a revision to the Company’s Bylaws, which modified a number of provisions for general updating purposes. The Chairman of the Board of Directors was granted a casting vote in the event that the votes on any motion are evenly divided among the Directors. Article IV was revised to clarify the positions of elected or appointed officers. The title of “Executive Vice President” was added to the Bylaws and replaced the title “Vice President” as the officer granted certain authority to perform duties assigned to him by the Chief Executive Officer or the President. The title of “Assistant Secretary” was deleted from the Bylaws, and the title of “Treasurer” was replaced with the title of “Chief Financial Officer” throughout the Bylaws.

Several other provisions were revised to properly reflect current practices of the Company. For example, Article I was updated to reflect the current address of the Company’s principal office and name and address of its Registered Agent. Article II regarding stockholders’ meetings was revised to clarify that stockholders of record are those stockholders whose names and addresses are maintained by the Company’s transfer agent. In addition, voting procedures were revised to add a provision that will allow stockholders of record to issue their proxies electronically or verbally via telephone rather than in writing; to confirm that the directors are elected by a plurality of votes rather than a majority; and to formalize the position and duties of an Inspector of Election. Article X was revised to change the Company’s fiscal year from December 31 to September 30, which is consistent with and supersedes a previously adopted Board resolution addressing the fiscal year.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

The following exhibits are filed as part of this Report:

Exhibit No.    Description

3.2    Bylaws of Composite Technology Corporation (Revision for January 13, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION

/s/ Benton H Wilcoxon
--------------------------
Benton H Wilcoxon
Chief Executive Officer
Dated: January 18, 2005

EXHIBIT INDEX

Exhibit No.

3.2        Bylaws of Composite Technology Corporation (Revision for January 13, 2005)